                                                                EXHIBIT 21.1

                                                    FEDERAL EXPRESS CORPORATION

                                                                                JURISDICTION OF
                                                                                ORGANIZATION OR
                                                                                 REGISTRATION              STATUS
                                                                               -----------------           ------
                    I.   Federal Express Aviation Services, Incorporated            Delaware               Active
                         -----------------------------------------------

                         A.  Federal Express Aviation                               Delaware               Active
                                Services International,
                                Ltd.

                   II.   Federal Express Canada Ltd.                                 Canada                Active
                         --------------------------

                  III.   Federal Express International,                             Delaware               Active
                         ------------------------------
                         Inc.
                         ---

                         A.   Dencom Investments                                Northern Ireland          Inactive
                              Limited

                                1.  Dencom Freight                              Northern Ireland          Inactive
                                     Holdings Limited

                                     a.  Federal Express                        Northern Ireland          Inactive
                                          (N.I.) Limited

                                     b.  Fedex (Ireland)                            Ireland               Inactive
                                          Limited

                                     c.  F.E.D.S. (Ireland)                         Ireland               Inactive
                                          Limited

                         B.   Federal Express                                      Australia               Active
                              (Australia) PTY Ltd.

                         C.   Federal Express Europe,                               Delaware               Active
                              Inc.

                                1.  Federal Express                                 Belgium                Active
                                     Europe, Inc. & Co.,
                                     V.O.F/S.N.C.

                                2.  Federal Express                                 Delaware               Active
                                     European Services,
                                     Inc.

                                3.  PIK Holdings Limited                         United Kingdom            Active


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

                                                                                JURISDICTION OF
                                                                                ORGANIZATION OR
                                                                                 REGISTRATION              STATUS
                                                                               -----------------           ------
                         D.  Federal Express                                        Delaware              Inactive
                             Europlex, Inc.

                         E.  Federal Express                                        Delaware               Active
                             Holdings, S.A.

                             1.  Federal Express                                    Antigua                Active
                                 (Antigua) Limited

                             2.  Federal Express                               French West Indies          Active
                                 (Antilles Francaises)
                                 S.A.R.L.

                             3.  Federal Express                                    Bahamas                Active
                                 (Bahamas) Limited

                             4.  Federal Express                                    Barbados               Active
                                 (Barbados) Limited

                             5.  Federal Express                                    Bermuda                Active
                                 (Bermuda) Limited

                             6.  Federal Express                                 Cayman Islands            Active
                                 Cayman Limited

                             7.  Federal Express                               Dominican Republic          Active
                                 (Dominicana) S.A.

                                 a.  Inversiones                               Dominican Republic          Active
                                     Geminis, S.A.

                                 b.  Inversiones Piscis,                       Dominican Republic          Active
                                     S.A.

                                 c.  Inversiones                               Dominican Republic          Active
                                     Sagitario, S.A.

                             8.   Federal Express                                    Brazil               Inactive
                                  Entregas Rapidas,
                                  Ltd.

                             9.   Federal Express                                   Grenada                Active
                                  (Grenada) Limited


                                                                                JURISDICTION OF
                                                                                ORGANIZATION OR
                                                                                 REGISTRATION              STATUS
                                                                               -----------------           ------
                               10.  Federal Express                                  Haiti                Inactive
                                    (Haiti) S.A.

                               11.  Federal Express                                  Mexico                Active
                                    Holdings y
                                    Compania (Mexico)
                                    S.N.C. de C.V.

                               12.  Federal Express                                 Jamaica                Active
                                    (Jamaica) Limited

                               13.  Federal Express (St.                           St. Kitts               Active
                                    Kitts) Limited

                               14.  Federal Express (St.                           St. Lucia               Active
                                    Lucia) Limited

                               15.  Federal Express (St.                      Netherland Antilles          Active
                                    Maarten) N.V.

                                      a.  Federal Express                     Netherland Antilles          Active
                                          (Aruba) N.V.

                               16.  Federal Express                              Turks & Caicos            Active
                                    (Turks & Caicos)                                Islands
                                    Limited

                               17.  Federal Express                               U.S. Virgin              Active
                                    Virgin Islands, Inc.                            Islands

                         F.    Federal Express (Hong                               Hong Kong            Liquidation
                               Kong) Limited

                         G.    Federal Express                                       France                Active
                               International (France)
                               SNC

                         H.    Federal Express                                       Mexico                Active
                               International Y
                               Compania S.N.C. de
                               C.V.

                         I.    Federal Express Italy                                Delaware              Inactive
                               Inc.

                                                                                JURISDICTION OF
                                                                                ORGANIZATION OR
                                                                                 REGISTRATION              STATUS
                                                                               -----------------           ------
                                1.  Federal Express Italia                           Italy              Liquidation
                                    SpA

                         J.    Federal Express (Japan)                               Japan                 Active
                               K.K.

                         K.   Federal Express Limited                            United Kingdom         Liquidation

                              1.  Federal Express                                United Kingdom           Inactive
                                   Finance P.L.C.

                              2.  Federal Express                                United Kingdom           Inactive
                                   International Limited

                              3.   Federal Express Parcel                        United Kingdom           Inactive
                                    Services Limited

                              4.   Federal Express (U.K.)                        United Kingdom            Active
                                   Limited

                                   a.  Federal Express                          United  Kingdom            Active
                                        (U.K.) Pension
                                        Trustees Ltd.

                              5.   Winchmore                                     United Kingdom           Inactive
                                   Developments Ltd.

                                   a.  Concorde                                  United Kingdom           Inactive
                                        Advertising
                                        Limited

                         L.  Federal Express                                        Delaware               Active
                             Luxembourg, Inc.

                         M.  Federal Express Pacific,                               Delaware               Active
                             Inc.

                             1.  Federal Express                                    Malaysia               Active
                                 Services (M) Sdn.
                                 Bhd.

                             2.  Udara Express                                      Malaysia               Active
                                 Courier Services Sdn.
                                 Bhd.





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


                                                                                JURISDICTION OF
                                                                                ORGANIZATION OR
                                                                                 REGISTRATION              STATUS
                                                                               -----------------           ------
                         N.   Federal Express                                      Singapore               Active
                              (Singapore) PTE, LTD.

                         O.   Federal Express                                       Thailand               Active
                              (Thailand) Limited

                         P.   Fedex (N. I.) Limited                             Northern Ireland          Inactive

                   IV.   Federal Express Leasing                                    Delaware               Active
                         -----------------------
                         Corporation
                         -----------

                    V.   Federal Express Logistics, Inc.                            Delaware              Inactive
                         -------------------------------

                   VI.   Federal Express                                            Missouri              Inactive
                         ---------------
                         Redevelopment Corporation
                         -------------------------

                  VII.   FEDEX Aeronautics                                          Delaware               Active
                         -----------------
                         Corporation
                         -----------

                 VIII.   Fedex Customs Brokerage                                    Delaware              Inactive
                         -----------------------
                         Corporation
                         -----------

                   IX.   Fedex Foreign Sales Corporation                      U. S. Virgin Islands         Active
                         -------------------------------

                    X.   Fedex International                                        Delaware               Active
                         -------------------
                         Transmission Corporation
                         ------------------------

                   XI.   Fedex Partners, Inc.                                       Delaware               Active
                         --------------------

                  XII.   Tiger International Insurance Ltd.                      Cayman Islands            Active
                         ----------------------------------

                 XIII.   Tiger Trading Company                                      Delaware              Inactive
                         ---------------------





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